Exhibit 99.1

 The Bancorp, Inc. Reports Second Quarter 2017 Financial Results

Wilmington, DE – July 27, 2017 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for second quarter 2017.

Highlights

•	Net income of $18.9 million and earnings per diluted share of $0.34 which includes an approximate $12 million tax benefit resulting primarily from reversal of valuation allowances.

•	Net interest income increased 30% to $27.2 million for the quarter ended June 30, 2017, compared to $20.9 million for the quarter ended June 30, 2016.

•	Net interest margin increased to 3.10% for the quarter ended June 30, 2017, compared to 2.73% for the quarter ended June 30, 2016.

•	Loans and loans held for sale from continuing operations increased 18% to $1.91 billion at June 30, 2017, compared to $1.62 billion at June 30, 2016.

•	Direct lease financing increased 18% to $371.0 million at June 30, 2017 from $315.6 million at June 30, 2016.

•	Small Business Administration ("SBA") loans increased 13% to $376.6 million at June 30, 2017, from $334.2 million at June 30, 2016.

•	The rate on our average deposits and interest bearing liabilities of $3.90 billion in the second quarter of 2017 was 0.37% with a rate of 0.40% for $2.06 billion of average prepaid card deposits.

•	Assets held for sale from discontinued operations decreased 31% to $336.1 million at June 30, 2017, from $487.4 million at June 30, 2016.

•
Non-interest expense was reduced by $6.4 million, to $37.4 million for the quarter ended June 30, 2017, compared to $43.7 million for the quarter ended June 30, 2016, excluding Bank Secrecy Act lookback expense for 2016.

•	Consolidated leverage ratio increased to 7.75% at June 30, 2017.

•	Book value per common share at June 30, 2017 was $5.94 per share. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

The Bancorp reported net income of $18.9 million, or $0.34 earnings per diluted share, for the quarter ended June 30, 2017, compared to a net loss of $31.4 million, or $0.83 loss per diluted share for the quarter ended June 30, 2016.  Net income from continuing operations for the quarter ended June 30, 2017, was $17.6 million, or $0.32 earnings per diluted share, compared to a net loss of $17.8 million from continuing operations, or $0.47 loss per diluted share, for the quarter ended June 30, 2016.  Income from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales or repayment of the remaining assets in The Bancorp's discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 7.75%, 15.54%, 15.89% and 15.54% respectively, compared to well capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Damian Kozlowski, The Bancorp's Chief Executive Officer, said, "The first quarter of 2017 was a turning point for our company and our second quarter demonstrates that we have turned the corner on our financial performance. Our run-rate earnings continue to improve, reflecting further revenue momentum and the positive results from our on-going restructuring and expense management efforts."

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, July 28, 2017 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 51244121.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, August 4, 2017 by dialing 855.859.2056, access code 51244121.

About The Bancorp

 The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's chief financial institution, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial leasing groups in the nation. For more information please visit www.thebancorp.com.
Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
Condensed income statement	2017	2016	2017	2016
	(dollars in thousands except per share data)

Net interest income	$27,215	$20,890	$52,092	$41,446
Provision for loan and lease losses	350	1,060	1,350	1,060
Non-interest income
Service fees on deposit accounts	1,520	978	3,195	1,825
Card payment and ACH processing fees	1,504	1,457	3,032	2,724
Prepaid card fees	13,234	13,510	26,781	27,084
Gain (loss) on sale of loans	758	1,339	6,141	(94)
Gain on sale of investment securities	586	124	1,089	2,150
Change in value of investment in unconsolidated entity	3	(13,936)	(16)	(13,124)
Leasing income	832	464	1,383	868
Affinity fees	149	1,322	1,170	2,416
Gain on sale of health savings accounts	2,538	-	2,538	-
Loss from sale of European prepaid operations	(3,437)	-	(3,437)	-
Other non-interest income	486	4,282	516	4,379
Total non-interest income	18,173	9,540	42,392	28,228
Non-interest expense
Bank Secrecy Act and lookback consulting expenses	-	13,421	-	27,736
Other non-interest expense	37,363	43,715	75,146	84,538
Total non-interest expense	37,363	57,136	75,146	112,274
Income (loss) from continuing operations before income tax expense	7,675	(27,766)	17,988	(43,660)
Income tax benefit	(9,923)	(10,004)	(5,912)	(15,276)
Net income (loss) from continuing operations	17,598	(17,762)	23,900	(28,384)
Net income (loss) from discontinued operations, net of tax	1,266	(13,598)	2,927	(13,888)
Net income (loss) available to common shareholders	$18,864	$(31,360)	$26,827	$(42,272)

Net income (loss) per share from continuing operations - basic	$0.32	$(0.47)	$0.43	$(0.75)
Net income (loss) per share from discontinued operations - basic	$0.02	$(0.36)	$0.05	$(0.37)
Net income (loss) per share - basic	$0.34	$(0.83)	$0.48	$(1.12)

Net income (loss) per share from continuing operations - diluted	$0.32	$(0.47)	$0.43	$(0.75)
Net income (loss) per share from discontinued operations - diluted	$0.02	$(0.36)	$0.05	$(0.37)
Net income (loss) per share - diluted	$0.34	$(0.83)	$0.48	$(1.12)
Weighted average shares - basic	55,689,439	37,745,250	55,612,288	37,824,996
Weighted average shares - diluted	56,030,035	37,910,575	55,889,985	37,934,548

For loss periods the weighted averages shares - basic is used in both the basic and diluted computations.

Balance sheet	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$6,458	$4,671	$4,127	$4,006
Interest earning deposits at Federal Reserve Bank	475,387	669,042	955,733	528,094
Securities sold under agreements to resell	65,076	65,248	39,199	39,360
Total cash and cash equivalents	546,921	738,961	999,059	571,460

Investment securities, available-for-sale, at fair value	1,149,116	1,215,892	1,248,614	1,328,693
Investment securities, held-to-maturity	93,419	93,443	93,467	93,537
Loans held for sale, at fair value	542,819	480,913	663,140	441,593
Loans, net of deferred fees and costs	1,370,263	1,264,127	1,222,911	1,182,106
Allowance for loan and lease losses	(7,353)	(7,294)	(6,332)	(5,398)
Loans, net	1,362,910	1,256,833	1,216,579	1,176,708
Federal Home Loan Bank & Atlantic Community Bancshares stock	6,211	2,589	1,613	12,289
Premises and equipment, net	22,004	22,993	24,125	22,429
Accrued interest receivable	10,880	10,296	10,589	10,271
Intangible assets, net	5,515	5,844	6,906	6,074
Other real estate owned	104	104	104	-
Deferred tax asset, net	53,226	54,155	55,666	28,870
Investment in unconsolidated entity	120,862	125,982	126,930	162,275
Assets held for sale from discontinued operations	336,142	341,286	360,711	487,373
Other assets	53,563	55,351	50,611	60,203
Total assets	$4,303,692	$4,404,642	$4,858,114	$4,401,775

Liabilities:
Deposits
Demand and interest checking	$3,437,482	$3,607,076	$3,816,524	$3,569,669
Savings and money market	438,602	428,723	421,780	389,851
Time deposits	-	-	-	101,160
Total deposits	3,876,084	4,035,799	4,238,304	4,060,680

Securities sold under agreements to repurchase	273	273	274	318
Subordinated debenture	13,401	13,401	13,401	13,401
Long-term borrowings	42,680	-	263,099	-
Other liabilities	40,235	45,400	44,073	37,094
Total liabilities	$3,972,673	$4,094,873	$4,559,151	$4,111,493

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 55,857,645 and 37,945,323 shares issued at June 30, 2017 and 2016, respectively	55,858	55,758	55,419	37,945
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	361,478	360,801	360,564	301,680
Accumulated deficit	(85,114)	(103,978)	(111,941)	(57,721)
Accumulated other comprehensive income (loss)	(337)	(1,946)	(4,213)	9,244
Total shareholders' equity	331,019	309,769	298,963	290,282

Total liabilities and shareholders' equity	$4,303,692	$4,404,642	$4,858,114	$4,401,775

Average balance sheet and net interest income	Three months ended June 30, 2017			Three months ended June 30, 2016
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,770,226	$19,748	4.46%	$1,458,980	$15,080	4.13%
Leases - bank qualified*	21,539	415	7.71%	20,603	435	8.45%
Investment securities-taxable	1,249,890	9,138	2.92%	1,317,902	7,900	2.40%
Investment securities-nontaxable*	14,632	107	2.93%	55,271	270	1.95%
Interest earning deposits at Federal Reserve Bank	480,417	1,255	1.04%	348,150	378	0.43%
Federal funds sold and securities purchased under agreement to resell	65,355	333	2.04%	35,297	128	1.45%
Net interest earning assets	3,602,059	30,996	3.44%	3,236,203	24,191	2.99%

Allowance for loan and lease losses	(7,190)			(4,313)
Assets held for sale from discontinued operations	348,452	3,135	3.60%	537,252	5,327	3.97%
Other assets	274,335			326,407
	$4,217,656			$4,095,549

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,437,845	$2,912	0.34%	$3,264,909	$2,397	0.29%
Savings and money market	434,792	520	0.48%	390,889	379	0.39%
Time	-	-	0.00%	27,842	39	0.56%
Total deposits	3,872,637	3,432	0.35%	3,683,640	2,815	0.31%

Short-term borrowings	6,516	22	1.35%	71,440	110	0.62%
Repurchase agreements	273	-	0.00%	1,210	1	0.33%
Subordinated debt	13,401	144	4.30%	13,401	128	3.82%
Total deposits and interest bearing liabilities	3,892,827	3,598	0.37%	3,769,691	3,054	0.32%

Other liabilities	4,434			22,922
Total liabilities	3,897,261			3,792,613

Shareholders' equity	320,395			302,936
	$4,217,656			$4,095,549
Net interest income on tax equivalent basis*		$30,533			$26,464

Tax equivalent adjustment		183			247

Net interest income		$30,350			$26,217
Net interest margin *			3.10%			2.73%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Average balance sheet and net interest income	Six months ended June 30, 2017			Six months ended June 30, 2016
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,700,508	$37,119	4.37%	$1,471,327	$30,636	4.16%
Leases - bank qualified*	21,361	811	7.59%	20,422	916	8.97%
Investment securities-taxable	1,287,360	18,143	2.82%	1,233,639	14,432	2.34%
Investment securities-nontaxable*	15,025	218	2.90%	65,558	765	2.33%
Interest earning deposits at Federal Reserve Bank	616,345	2,771	0.90%	573,595	1,280	0.45%
Federal funds sold and securities purchased under agreement to resell	57,635	560	1.94%	21,360	155	1.45%
Net interest-earning assets	3,698,234	59,622	3.22%	3,385,901	48,184	2.85%

Allowance for loan and lease losses	(6,708)			(4,356)
Assets held for sale	340,900	6,496	3.81%	562,860	11,146	3.96%
Other assets	285,428			312,405
	$4,317,854			$4,256,810

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,547,820	$5,699	0.32%	$3,373,084	$4,839	0.29%
Savings and money market	432,267	1,167	0.54%	389,270	604	0.31%
Time	-	-	0.00%	117,117	343	0.59%
Total deposits	3,980,087	6,866	0.35%	3,879,471	5,786	0.30%

Short-term borrowings	3,276	22	1.34%	35,720	110	0.62%
Repurchase agreements	274	-	0.00%	1,033	1	0.19%
Subordinated debt	13,401	282	4.21%	13,401	252	3.76%
Total deposits and interest bearing liabilities	3,997,038	7,170	0.36%	3,929,625	6,149	0.31%

Other liabilities	5,824			22,043
Total liabilities	4,002,862			3,951,668

Shareholders' equity	314,992			305,142
	$4,317,854			$4,256,810
Net interest income on tax equivalent basis*		58,948			53,181

Tax equivalent adjustment		360			589

Net interest income		$58,588			$52,592
Net interest margin *			2.90%			2.56%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Six months ended		Year ended
	June 30,	June 30,	December 31,
	2017	2016	2016
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$6,332	$4,400	$4,400

Loans charged-off:
SBA non real estate	136	-	128
Direct lease financing	202	50	119
Other consumer loans	16	28	1,211
Total	354	78	1,458

Recoveries:
SBA non real estate	2	1	1
Direct lease financing	-	10	17
Other consumer loans	23	5	12
Total	25	16	30
Net charge-offs	329	62	1,428
Provision charged to operations	1,350	1,060	3,360

Balance in allowance for loan and lease losses at end of period	$7,353	$5,398	$6,332
Net charge-offs/average loans	0.02%	0.00%	0.09%
Net charge-offs/average loans (annualized)	0.04%	0.01%	0.09%
Net charge-offs/average assets	0.01%	0.00%	0.03%
(1) Excludes activity from assets held for sale.

Loan portfolio:	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
	(dollars in thousands)

SBA non real estate	$74,511	$75,800	$74,644	$71,596
SBA commercial mortgage	126,224	114,703	126,159	116,617
SBA construction	11,057	12,985	8,826	3,751
Total SBA loans	211,792	203,488	209,629	191,964
Direct lease financing	371,002	363,172	346,645	315,639
SBLOC	718,707	660,423	630,400	607,017
Other specialty lending	44,389	12,443	11,073	40,543
Other consumer loans	15,858	16,318	17,374	20,005
	1,361,748	1,255,844	1,215,121	1,175,168
Unamortized loan fees and costs	8,515	8,283	7,790	6,938
Total loans, net of deferred loan fees and costs	$1,370,263	$1,264,127	$1,222,911	$1,182,106

Small business lending portfolio:	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
	(dollars in thousands)

SBA loans, including deferred fees and costs	218,391	209,980	215,786	197,544
SBA loans included in HFS	158,252	159,831	154,016	136,660
Total SBA loans	$376,643	$369,811	$369,802	$334,204

Capital ratios:	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of June 30, 2017
The Bancorp, Inc.	7.75%	15.54%	15.89%	15.54%
The Bancorp Bank	7.62%	15.29%	15.64%	15.29%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2016
The Bancorp, Inc.	6.90%	13.34%	13.63%	13.34%
The Bancorp Bank	6.84%	13.24%	13.53%	13.24%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Selected operating ratios:
Return on average assets (annualized)	1.79%	nm	1.25%	nm
Return on average equity (annualized)	23.62%	nm	17.17%	nm
Net interest margin	3.10%	2.73%	2.90%	2.56%
Book value per share	$5.94	$7.67	$5.94	$7.67

	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
Asset quality ratios:
Nonperforming loans to total loans (1)	0.41%	0.55%	0.30%	0.53%
Nonperforming assets to total assets (1)	0.13%	0.16%	0.08%	0.14%
Allowance for loan and lease losses to total loans	0.54%	0.58%	0.52%	0.46%

Nonaccrual loans	$5,115	$5,369	$2,972	$3,147
Other real estate owned	104	104	104	-
Total nonperforming assets	$5,219	$5,473	$3,076	$3,147

Loans 90 days past due still accruing interest	$494	$1,534	$661	$3,172

(1) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
	(in thousands)
Gross dollar volume (GDV) (1):
Prepaid card GDV	$11,894,601	$13,342,180	$10,647,520	$11,442,294

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

Analysis of Walnut Street marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 and 2016	(42)	(42)
Payments received	(30)
June 30, 2017 Bancorp book value*	$121

Total marks		$(100)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		37%

* Approximately 21% of expected principal recoveries were classified as nonperforming as of 6/30/17.

Walnut Street portfolio composition as of June 30, 2017

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	26.1%
Office	22.8%
Other	19.1%
Construction and land	20.7%
Commercial non real estate and industrial	3.8%
First mortgage residential owner occupied	3.5%
First mortgage residential non-owner occupied	3.3%
Other	0.7%
Total	100.0%

Cumulative analysis of marks on discontinued commercial loan principal as of June 30, 2017

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)

Commercial loan discontinued principal before marks	$261
Florida mall held in discontinued OREO	42	24
Previous mark charges	25	25
Mark at June 30, 2017		22
Total	$328	$71	22%

Analysis of large loan relationship principal, non performing loans and distribution of marks as of June 30, 2017

	Performing	Nonperforming	Total	Performing	Nonperforming	Total
	loan principal	loan principal	loan principal	loan marks	loan marks	marks
	(in millions)

12 loan relationships > $8 million	$159	$25	$184	$3	$8	$11
Loan relationships < $8 million	34	21	55	5	6	11
	$193	$46	$239	$8	$14	$22

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal December 31, 2016 before marks	$324
Transfer of Florida mall to other real estate owned	(42)
Net paydowns	(16)
Mark charges	(5)
Commercial loan discontinued principal June 30, 2017 before marks	$261
Marks at June 30, 2017	(22)
Net commercial loan exposure June 30, 2017	$239
Residential mortgages	64
Net loans	$303
Florida mall in other real estate owned	18
Other 28 properties in other real estate owned	15
Total discontinued assets at June 30, 2017	$336

Discontinued commercial loan composition as of June 30, 2017

Collateral type	Unpaid principal balance	Mark June 30, 2017	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$16	$0.8	5%
Office	14	0.2	1%
Other	50	0.1	-
Construction and land	82	2.7	3%
Commercial non-real estate and industrial	32	11.7	37%
1 to 4 family construction	28	1.3	5%
First mortgage residential non-owner occupied	20	4.7	24%
Commercial real estate owner occupied:
Retail	10	0.1	1%
Office	-	-	-
Other	2	0.1	5%
First mortgage residential owner occupied	4	0.2	5%
Residential junior mortgage	1	0.1	10%
Other	2	-	-
Total	$261	$22.0	8%